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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 17, 2001

                   INTERNATIONAL ASSETS HOLDING CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                    33-70334-A                   59-2921318
(State of Incorporation)     (Commission File Number)      (IRS Employer ID No.)

           250 Park Avenue S.  Suite 200, Winter Park, Florida 32789
             (Address of principal executive offices)  (Zip Code)

                                 407-629-1400
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

Item 5.   Other Events

On September 17, 2001, International Assets Holding Corporation (the Company) announced the resignation of William C. Dennis, Jr. as President and Chief
Operating Officer of the Company, effective immediately.   Mr. Dennis held the
position for roughly one year, since September 7, 2000. Diego J. Veitia, Chairman, CEO and founder of the Company will assume the position of President.

Mr. Veitia stated, "Over the past year, Mr. Dennis has helped us refine our firm's strategic offering and repositioned the Company to focus on our core business of international securities trading. He oversaw the creation of strategic alliances and the development of technology needed to offer an exciting B2B international trading solution to broker/dealers, making our real time quotes and execution of foreign securities directly available to their retail clients on a private label basis. He made many friends within our organization in the short time he was with us. We appreciate his many contributions and wish him the best in his future endeavors."

                                  Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         INTERNATIONAL ASSETS HOLDING CORPORATION

Date 09/27/2001    /s/ Jonathan C. Hinz
     ----------    --------------------
                             Jonathan C. Hinz
                             Chief Financial Officer and Treasurer